UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report: August 9, 2002
                        (Date of earliest event reported)


                          PRE-PAID LEGAL SERVICES, INC.
             (Exact name of registrant as specified in its charter)

                         Commission File Number: 1-9293

                 Oklahoma                                       73-1016728
      (State or other jurisdiction of                        (I.R.S. Employer
       incorporation or organization)                       Identification No.)


     321 East Main Street, Ada, Oklahoma                        74821-0145
  (Address of principal executive offices)                      (Zip Code)


      (Registrants' telephone number, including area code): (580) 436-1234






Item 5.    Other Events

As an initial effort to meet the new corporate governance proposals and requirements set forth by the New York Stock Exchange and the recently enacted Sarbanes-Oxley Act of 2002, effective August 9, 2002, four members of the registrant's Board of Directors that do not meet the new independent director definition resigned from the Board. Those resigning from the Board of Directors were Kathleen S. Pinson, Wilburn L. Smith, David A. Savula and Shirley A. Stonecipher. None of the resigning directors expressed any disagreement on any matter relating to the Registrant's operations, policies or practices.

The three remaining outside, independent Board members, John A. Addison, President and Co-CEO of Primerica Financial Services; Martin H. Belsky, Dean and Professor of Law at the University of Tulsa College of Law; and Peter K. Grunebaum, Director of Corporate Finance with Fortrend International, will comprise the registrant's Audit Committee and newly formed Compensation and Nominating Committees.

These three independent board members together with John W. Hail, Chairman and CEO of Advantage Marketing Systems, Randy Harp, Chief Operating Officer of the registrant and Harland Stonecipher, Chairman and Chief Executive Officer of the registrant will comprise the registrants Board of Directors. The registrant plans to name another independent director to the Board in the coming months.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 PRE-PAID LEGAL SERVICES, INC.


                                 By:  /s/ Randy Harp
                                 -----------------------------------------------
Date:  August 15, 2002           Randy Harp, Chief Operating Officer